Exhibit 99.6

FORM OF BENEFICIAL OWNER ELECTION

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to grant of non-transferable subscription rights (the “Rights”) to purchase shares of common stock, $.01 par value (the “Common Stock”) of HKN, Inc., a Delaware corporation (the “Company”), pursuant to a rights offering (the “Rights Offering”) as further described in the Company’s prospectus dated October 29, 2010 (the “Prospectus”).

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Eastern Time, on January 26, 2011, the last business day prior to the scheduled expiration date of the Rights Offering.

This will instruct you whether to exercise Rights to purchase shares of the Company’s Common Stock distributed with respect to the shares of the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to for Use of HKN, Inc. Non-Transferable Subscription Rights Certificates.”

CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION

Box 1.                ☐                                    Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.                ☐                                    Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

Basic Subscription Privilege

	x	$2.00	=
(No. of Shares)		(Subscription Price)		(Required Payment)

Over- Subscription Privilege

IF YOU HAVE FULLY EXECUTED YOUR BASIC SUBSCRIPTION PRIVILEGE ABOVE and wish to subscribe for additional shares of Common Stock, please so indicate by completing the additional required information.

	x	$2.00	=
(No. of Shares)		(Subscription Price)		(Required Payment)

Total Subscription Payment Required

	+		=
(Basic Subscription Privilege Payment)		(Over-Subscription Privilege Payment)		(Total Required Payment)

Box 3.                ☐                                    Payment in the following amount is enclosed:  $

Box 4.                ☐                                    Please deduct payment of $                             from my (our) following account maintained by you:

(Type of Account)	(Account Number)

I (we) on my (our) behalf, or on behalf of person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•                  Acknowledge receipt of the Prospectus and irrevocably elect to purchase the number of shares of Common Stock indicated above on the terms and conditions specified in the Prospectus; and

•                  Agree that if I (we) fail to pay for the shares of Common Stock that I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone Number: